Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement of Covenant Group of China, Inc. on Form S-1 of our reports dated March 31, 2010 and November 16, 2009 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
June 2, 2010